Exhibit 99.1

[LGOG OF PERICOM]


CONTACT:
Pericom Semiconductor Corporation              3545 North First Street     Tel:    (408) 435-0800
Mike Craighead, VP/Chief Financial Officer     San Jose, CA 95134          Fax:    (408) 435-1100
                                                                           www.pericom.com

                              FOR IMMEDIATE RELEASE
                              ---------------------

         PERICOM SEMICONDUCTOR REPORTS FISCAL 2006 FIRST QUARTER RESULTS

San Jose, CA - November 7, 2005 - Pericom Semiconductor Corporation [NASDAQ National Market: PSEM] today announced results for its fiscal 2006 first quarter ended October 1, 2005. Results for the previous quarter ended July 2, 2005 are based upon 14 weeks versus a normal 13 week quarter which is the basis for this quarters results. Results also include eCERA ComTek Corporation from the September 7, 2005 acquisition date through October 1, 2005.

Net revenues for the first quarter were $22,473,000, up 6.4% from $21,121,000 in the preceding quarter and up 13.6% from $19,786,000 in the comparable period last year. GAAP net income for the quarter was $625,000, or $0.02 per share (diluted), compared to GAAP net income of $1,173,000, or $0.04 per share (diluted), in the preceding quarter and versus GAAP net income of $29,000, or $0.00 per share (diluted), in the comparable period a year ago. During the quarter ended October 1, 2005 the Company implemented Financial Accounting Standard 123R (FAS123R), "Share-based Payment", which requires companies to estimate the cost of all forms of stock based compensation, including stock options, restricted stock and employee stock purchase plans, and recording of this estimated compensation in the income statement. Implementation of FAS123R is required for fiscal years commencing after June 15, 2005, therefore the Company is one of the first to implement FAS123R. These expenses will be normal going forward. Since this is the first quarter including these expenses, for information purposes following are the amounts included in our GAAP and non-GAAP results for the quarter ended October 1, 2005:

       Cost of Sales                                            $    24,000
       Research and development                                 $   121,000
       Sales, general and administrative                        $   133,000

       Total stock-based compensation                           $   278,000

NEWS RELEASE, NOVEMBER 7, 2005

Our GAAP financial results include unusual charges or events which are explained in the reconciliation of non-GAAP and GAAP financial results that appears in the financial statements portion of this release. Non-GAAP results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Pericom management believes non-GAAP financial information is useful to investors because it illuminates underlying operational trends by excluding significant unusual transactions. Our criteria for determining non-GAAP results may differ from other companies' methods, and should not be regarded as a replacement for corresponding GAAP measures.

Non-GAAP net income for the quarter ended October 1, 2005, including the FAS123R expenses noted above, was $768,000, or $0.03 per share (diluted), compared to $1,173,000, or $0.04 per share (diluted), in the preceding quarter and non-GAAP net income of $29,000, or $0.00 per share (diluted), in the comparable period a year ago which does not include any expense related to FAS123R.

Alex Hui, President and Chief Executive Officer of Pericom said, "In our first quarter we delivered sequential revenue growth on our core IC and FCP lines of 4.3% (normalizing the preceding quarter to 13 weeks), and achieved our sixth consecutive quarter of non-GAAP profitability. Additionally, our acquisition of eCERA ComTek on September 7, 2005 provides a growing and accretive subsidiary that further strengthens and broadens our FCP line with vertical integration, captive low-cost manufacturing and local presence in the Taiwanese and Asian markets. We are also pleased with the increasing acceptance of our PCI-Express products for IT applications and our HDMI switching solution in digital video applications. We expect these products will contribute significant revenue over time."

NEW PRODUCTS

The Company introduced 11 new Clock/Timing, Analog Switch and Interface products that focus on Computing, Networking, Digital Video, and Mobile applications.

PI6C3420 and PI6C3421 are Spread-Spectrum Clock Generators for notebook external graphics applications.

PI6C6612 is an Audio Clock Generator targeting the growing Digital TV and Set-top Box markets.

PI74SSTUA32866 is our next generation 25 bit 1:1 or 14 bit 1:2 DDR2 400/533/667Mb/s configurable Registered Buffer with parity for Registered DIMM memory module applications in servers, storage and networking.

PI3L301D-A and PI3L500-A are 8-Channel, 2:1 Gigabit Ethernet LAN Mux/DeMux Switches with extended ESD protection for high-speed, low voltage LAN applications.

PI3HDMI412FT, PI3HDMI412-B, and PI3HDMI413 are high-speed HDMI Mux/DeMux, application specific switches used in Set-top box, Monitors, and DTV applications.

PI2LVD412 and PI2LVD512 are 4/5 Differential Channel, 2:1 Video Mux/DeMux, operating at 1.2 GHz based on LVDS signals. These switches are used for notebook graphics and many other video applications.

   3545 North First Street         San Jose, CA 95134          (408) 435-0800

NEWS RELEASE, NOVEMBER 7, 2005

DECEMBER 2005 QUARTER OUTLOOK

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

     o Including the full-quarter addition of eCERA, we expect a sequential increase in revenues of 18-20%. For the pre-eCERA IC and FCP business we are still reliant on a high level of turns business and expect revenues to be flat, plus or minus 2%.
     o With the addition of eCERA, we expect consolidated non-GAAP gross margin to be approximately 33%, plus or minus 2%. GAAP margin will be slightly lower due to amortization of the eCERA inventory write-up to Fair Market Value required by acquisition accounting rules.
     o Operating expenses, including eCERA and FAS123R expenses, are expected to increase to approximately $8.9 million, plus or minus $200,000.
     o    Other income, net, is expected to be approximately $1.0 million.
     o Income from unconsolidated subsidiaries is expected to be zero to $200,000.
     o    Current expectation is that our tax rate will approximate 33%.

Pericom will adhere to Regulation Fair Disclosure. The Company will provide its investors and analysts with guidance in the areas of total revenues, gross margin, operating expenses and other income each quarter in our earnings releases and in our conference calls. We will not provide further guidance or updates during the quarter unless we do so via a press release.

NOTE: Our first quarter results telephone conference call will begin at 1:30 p.m. pacific time today. The conference call may be accessed by calling (800) 949-8963 (domestic) or (706) 643-0097 (international) and referencing conference number 2220007. A replay of the first quarter results conference call will be available for 7 days commencing from 4:30 PM pacific time today. The replay telephone number is (800) 642-1687 (domestic) or (706) 645-9291 (international) and the access code is 2220007. Please note also that the conference call will be simultaneously Webcast live at: www.pericom.com/investors followed by on-demand Webcast beginning at 4:30 p.m. pacific time today through December 7, 2005 (Webcast requires Windows MediaPlayer).

Pericom Semiconductor Corporation (NASDAQ: PSEM) offers customers worldwide the industry's most complete silicon and quartz based solutions for the Computing, Communications, and Consumer market segments. Our broad portfolio of leading-edge analog, digital, and mixed-signal integrated circuits and SaRonix and eCERA frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, California, with design centers and sales offices located globally. http://www.pericom.com

   3545 North First Street           San Jose, CA 95134        (408) 435-0800

NEWS RELEASE, NOVEMBER 7, 2005

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions `December 2005 Quarter Outlook' and statements that our acquisition of eCERA ComTek on September 7, 2005 provides a growing and accretive subsidiary that further strengthens and broadens our FCP line with vertical integration, captive low-cost manufacturing and local presence in the Taiwanese and Asian markets; and that our PCI-Express products for IT applications and our HDMI switching solution in digital video applications will continue to enjoy increasing acceptance. The company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, difficulties in integrating eCERA with our business, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K/A for the year ended July 2, 2005 and, in particular, the risk factors sections of that filing.

                             - See Attached Tables -

   3545 North First Street           San Jose, CA 95134        (408) 435-0800

NEWS RELEASE, NOVEMBER 7, 2005

--------------------------------------------------------------------------------

                        PERICOM SEMICONDUCTOR CORPORATION
                  CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
                      (In thousands, except per share data)
                                   (unaudited)

                                                                  THREE MONTHS ENDED
                                                          ---------------------------------
                                                            OCT 1,      JUL 2,     SEP 25,
                                                             2005        2005        2004
                                                          ---------   ---------   ---------
Net revenues                                              $  22,473   $  21,121   $  19,786

Cost of revenues                                             14,729      12,940      12,771
                                                          ---------   ---------   ---------
       Gross profit                                           7,744       8,181       7,015

OPERATING EXPENSES:

       Research and development                               3,991       3,992       3,947

       Selling, general and administrative                    4,182       4,150       3,832

       Restructuring charge                                      55          51           0
                                                          ---------   ---------   ---------
            Total                                             8,228       8,193       7,779

Income (loss) from operations                                  (484)        (12)       (764)

Other income, net                                               876       1,042         931

Recovery (write down) of nonmarketable investment                 0          (5)          0
                                                          ---------   ---------   ---------
Income (loss) before income taxes                               392       1,025         167

Income tax (benefit)                                            137         120          15

Minority income in consolidated subsidiary                       23          26           0

Equity of income (loss) in unconsolidated subsidiary            347         242        (123)
                                                          ---------   ---------   ---------
Net income (loss)                                         $     625   $   1,173   $      29
                                                          =========   =========   =========
Basic earnings (loss) per share                           $    0.02   $    0.04   $    0.00
                                                          =========   =========   =========
Diluted earnings (loss) per share                         $    0.02   $    0.04   $    0.00
                                                          =========   =========   =========
Shares used in computing basic earnings (loss)
 per share                                                   26,352      26,371      26,515
                                                          =========   =========   =========
Shares used in computing diluted earnings (loss)
 per share                                                   27,143      27,076      27,268
                                                          =========   =========   =========

                                    - MORE -

--------------------------------------------------------------------------------

   3545 North First Street            San Jose, CA 95134          (408) 435-0800

NEWS RELEASE, NOVEMBER 7, 2005

--------------------------------------------------------------------------------

                        PERICOM SEMICONDUCTOR CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                      (In thousands, except per share data)
                                   (unaudited)

                                                                  THREE MONTHS ENDED
                                                          ---------------------------------
                                                            OCT 1,      JUL 2,     SEP 25,
                                                             2005        2005        2004
                                                          ---------   ---------   ---------
Net revenues                                              $  22,473   $  21,121   $  19,786

Cost of revenues                                             14,628      12,940      12,771
                                                          ---------   ---------   ---------
       Gross profit                                           7,845       8,181       7,015

OPERATING EXPENSES:

       Research and development                               3,991       3,992       3,947

       Selling, general and administrative                    4,124       4,210       3,832
                                                          ---------   ---------   ---------
            Total                                             8,115       8,202       7,779

Income (loss) from operations                                  (270)        (21)       (764)

Other income, net                                               876       1,042         931

Recovery (write down) of nonmarketable investment                 0          (5)          0
                                                          ---------   ---------   ---------
Income (loss) before income taxes                               606       1,016         167

Income tax (benefit)                                            208         111          15

Minority income in consolidated subsidiary                       23          26           0

Equity of income (loss) in unconsolidated subsidiary            347         242        (123)
                                                          ---------   ---------   ---------
Net income (loss)                                         $     768   $   1,173   $      29
                                                          =========   =========   =========
Basic earnings (loss) per share                           $    0.03   $    0.04   $    0.00
                                                          =========   =========   =========
Diluted earnings (loss) per share                         $    0.03   $    0.04   $    0.00
                                                          =========   =========   =========

Shares used in computing basic earnings (loss)
 per share                                                   26,352      26,371      26,515
                                                          =========   =========   =========
Shares used in computing diluted earnings (loss)
 per share                                                   27,143      27,076      27,268
                                                          =========   =========   =========

                                    - more -

--------------------------------------------------------------------------------

   3545 North First Street            San Jose, CA 95134          (408) 435-0800

NEWS RELEASE, NOVEMBER 7, 2005

--------------------------------------------------------------------------------

                        PERICOM SEMICONDUCTOR CORPORATION
   RECONCILIATION OF NET INCOME IN ACCORDANCE WITH GAAP TO NON-GAAP NET INCOME
                                 (In thousands)
                                   (unaudited)

                                                               THREE MONTHS ENDED
                                                 -------------------------------------------
                                                    OCT 1,          JUL 2,         SEP 25,
                                                     2005            2005           2004
                                                 ------------    ------------   ------------
Net income in accordance with GAAP               $        625    $      1,173   $         29

Workforce reduction (Note 1)                               55              51

Ecera inventory fair value adjustment (Note 2)   $        101

AKER transaction cost-Legal (Note 3)             $         58

Gain on sale of Ireland building (Note 4)                                 (60)

Income tax (benefit) (Note 5)                             (71)              9
                                                 ------------    ------------   ------------
Net income on a non-GAAP basis                   $        768    $      1,173   $         29
                                                 ============    ============   ============

NOTES TO NON-GAAP ADJUSTMENTS:

Note 1: In June 2005 & September 2005, we completed the 10% reduction in force that started in February 2005.

Note 2: In the three months ended October 1, 2005, we sold inventory acquired from Ecera that was written up to fair value in connection with the acquisition.

Note 3: In the three months ended September 25, 2005, we wrote off legal charges related to the acquisition of AKER that was not consummated.

Note 4: Final settlement/gain on a building sold in Ireland In November 2004.

Note 5: Income tax relating to the non-GAAP adjustments above.

                                    - MORE -

--------------------------------------------------------------------------------

3545 North First Street         San Jose, CA 95134                (408) 435-0800

NEWS RELEASE, NOVEMBER 7, 2005

                        PERICOM SEMICONDUCTOR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                   AS OF           AS OF
                                                                                OCT 1, 2005     JUL 2, 2005
                                                                                ------------    ------------
                                                                                (unaudited)
                                   ASSETS

CURRENT ASSETS:

          Cash & cash equivalents                                               $      9,134    $     20,902
          Short-term investments                                                     123,486         122,385
          Accounts receivable                                                         19,702           9,442
          Inventories                                                                 14,893          13,428
          Prepaid expenses and other current assets                                    1,210             409
          Deferred income taxes                                                        5,139           5,291
                                                                                ------------    ------------
                 Total current assets                                                173,564         171,857

Property and equipment, net                                                           19,298           5,927
Investment in and advances to Pericom Technology, Inc.                                 7,613           7,257
Deferred income taxes-non current                                                      4,248           2,205
Other assets                                                                           9,281           6,749
                                                                                ------------    ------------
                 Total assets                                                   $    214,004    $    193,995
                                                                                ============    ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

          Accounts payable                                                      $      9,171    $      6,899
          Accrued liabilities                                                          8,533           5,470
          Current portion of long-term debt                                            7,493               0
                                                                                ------------    ------------
                 Total current liabilities                                            25,197          12,369

Long-term debt                                                                         7,168               0
Other long term liabilities                                                              229             207
                                                                                ------------    ------------
                 Total liabilities                                                    32,594          12,576

Minority interest in consolidated subsidiary                                             244             257
                                                                                ------------    ------------
                 Total minority Interest                                                 244             257

SHAREHOLDERS' EQUITY:
          Common stock                                                               140,697         141,233
          Retained earnings and other                                                 40,469          39,929
                                                                                ------------    ------------
                 Total shareholders' equity                                          181,166         181,162
                                                                                ------------    ------------
                 Total liabilities and shareholders' equity                     $    214,004    $    193,995
                                                                                ============    ============

                                     - END -

3545 North First Street         San Jose, CA 95134                (408) 435-0800